ZENDESK, INC. DEATH AND LEAVE OF ABSENCE POLICY The Compensation Committee (the “Committee”) of the Board of Directors of Zendesk, Inc. (the “Company”) hereby adopts a Death and Leave of Absence Policy (the “Policy”) as follows: (1) upon the termination of an employee’s or non-employee director’s employment or other service relationship with the Company due to death, (i) any equity awards (i.e., stock options and restricted stock units) (“Equity Awards”) that vest solely based on continued service to the Company (including any PSUs (as defined below) for which the performance conditions have been attained and which now only vest solely based on continued service to the Company) (“Time Awards”) and that are outstanding and held by such individual immediately prior to such individual’s death, shall accelerate and vest effective on the date of death, in an amount up to $1,000,000 in Value for a Non-Section 16 Officer and in an amount up to $3,000,000 in Value for a Section 16 Officer, with such Value first being applied to outstanding restricted stock unit awards (beginning with the oldest grant date) and then outstanding stock option awards (beginning with the oldest grant date); (ii) any Equity Awards that vest based on the achievement of performance metrics (“PSUs”) and that are outstanding and held by such individual immediately prior to such individual’s death will remain outstanding and eligible to performance vest in accordance with their terms and conditions based upon achievement of the applicable performance condition and subject to the Company’s certification of the performance metric attainment in accordance with the terms and conditions of such award; provided that any service-based vesting requirements shall be deemed accelerated and vested on the applicable date that the performance metrics are determined to be achieved by the Committee in an amount up to the remaining Value that is leftover and unused after giving effect to the acceleration of Time Awards above, and (iii) if the individual is an employee that is eligible to receive an annual target bonus, such individual shall be eligible to receive a pro-rata portion of their target annual bonus (if applicable), to be paid out within 60 days after the individual’s date of termination due to death; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such amount shall be paid in the second calendar year by the last day of such 60-day period; and (2) upon an employee’s unpaid leave of absence, unless otherwise required by statute, contract or if the Company otherwise so provides in writing, the service-based vesting for any of the individual’s outstanding Equity Awards that vest solely or in part based on continued service to the Company shall be paused, commencing on the 30th day of such unpaid leave of absence through the 30th day following the employee’s recommencement of services to the Company (at which point vesting shall resume). For purposes of this Policy: “Non-Section 16 Officer” means an individual that is not a Section 16 Officer.

“Section 16 Officer” means an “officer” as defined under Section 16 of the Securities Exchange Act of 1934, as amended. “Value” will convert into a number of shares calculated by dividing the dollar value by the closing market price on the New York Stock Exchange (or such other market on which the Company’s common stock is then principally listed) of one share of the Company’s common stock on the day prior to the termination of the employee’s or non-employee director’s employment or other service relationship with the Company due to death. This Policy shall be applicable to all outstanding Equity Awards previously granted to employees and non-employee directors under the 2014 Stock Option and Incentive Plan (the “Plan”) (including stock options, restricted stock unit awards and PSUs) as of the date of adoption of this Policy, as well as all stock options, restricted stock unit awards and PSUs granted to employees and non-employee directors after the date of adoption of this Policy and for so long as this Policy remains in effect. To the fullest extent applicable, amounts and other benefits under this Policy are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”) in accordance with one or more of the exemptions available under the final Treasury Regulations promulgated under Section 409A and, to the extent that any such amount or benefit is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with such final Treasury regulations, this Policy is intended to comply with the applicable requirements of Section 409A with respect to such amounts or benefits. Furthermore, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A. Notwithstanding anything else provided herein, to the extent any payments provided under this Policy in connection with the individual’s termination of employment constitute deferred compensation subject to Section 409A, and the individual is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the 6-month period measured from such individual’s separation from service from the Company or (ii) the date of such individual’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to the individual including, without limitation, the additional tax for which the individual would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. Payments pursuant to this Policy are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Committee shall have the exclusive authority to interpret, amend or revoke this Policy in its sole and absolute discretion. All determinations of the Committee under this Policy shall be binding on all persons. The Committee has the exclusive authority to terminate this Policy at any time in its sole and absolute discretion. Effective Date: January 31, 2022